UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): May 1, 2019

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

 The Company held its 2019 Annual Meeting of Shareholders on May 1, 2019.  The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1: Each of the nominees described in the Company’s 2019 proxy statement was elected to serve as a director until the conclusion of the Company’s 2020 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified, with the voting results as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Kenneth Abramowitz	80,761,052	16,069,920	0
Douglas Boothe	95,182,217	1,648,755	0
Adrienne Graves	80,398,468	16,432,504	0
Ronald Johnson	80,397,168	16,433,804	0
Steven Meyer	79,678,028	17,152,944	0
Thomas Moore	95,124,431	1,706,541	0
Terry Allison Rappuhn	80,048,848	16,782,124	0
Brian Tambi	94,753,240	2,077,732	0
Alan Weinstein	93,557,765	3,273,207	0

Proposal 2: The Company’s appointment of BDO USA LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified, with the voting results as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
113,164,973	523,651	225,456	0

Proposal 3: The Company’s amendment to its 2017 Omnibus Incentive Compensation Plan to increase the total number of shares authorized for issuance under the plan by 4,400,000 shares from 8,000,000 to 12,400,000 shares was approved, with the voting results as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
92,254,386	4,526,424	50,162	17,083,108

Proposal 4: The Company’s executive compensation program described in its 2019 proxy statement was approved on a non-binding advisory basis, with the voting results as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
92,028,322	4,643,288	159,362	17,083,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Duane Portwood
Duane Portwood
Chief Financial Officer

Date:	May 1, 2019